Exhibit 99.1

Mary Anthes
The Hain Celestial Group, Inc.
516-587-5000

HAIN CELESTIAL ANNOUNCES APPOINTMENT OF PAT CONTE
AS EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

Lake Success, NY, September 8, 2015-The Hain Celestial Group, Inc. (NASDAQ: HAIN) a leading organic and natural products company with operations in North America, Europe and India providing consumers with A Healthier Way of Life™, today announced the appointment of Pasquale (“Pat”) Conte as Executive Vice President and Chief Financial Officer, effective September 8, 2015. Stephen J. Smith, who has served as Hain Celestial’s Chief Financial Officer will remain with the Company through September 30, 2015 to ensure an orderly transition.
In October, 2014 Pat was named Senior Vice President, Finance and Treasurer, having joined Hain Celestial in July, 2009 after acting as a financial consultant to the Company previously. In these roles, Pat has overseen the Company’s worldwide financial planning and analysis and worked strategically on mergers and acquisitions, quarterly reporting, taxes and Sarbanes-Oxley compliance as well as productivity and other initiatives.

Pat is a Certified Public Accountant, who previously worked at Colgate-Palmolive Company, NYNEX Corporation and Arthur Anderson, LLP. Prior to joining Hain Celestial, he worked at Motorola, Inc. (formerly Symbol Technologies, Inc.) in a series of financial roles of increasing responsibilities including Tax Director, Vice President and Controller and ultimately, Chief Financial Officer.

“Pat has been an integral part of our finance team for over five years, where he has been a key leader in working to drive our continued growth and success over the last several years,” said Irwin D. Simon, Founder, President and Chief Executive Officer of Hain Celestial. “Pat’s deep understanding of consumer goods, his forward thinking and tenure at the Company make him a natural candidate to help us to continue to grow both organically and through acquisitions on a global basis.”

“I am honored to have this opportunity to lead our finance team as we grow across geographies and sales channels with existing and new customers,” said Pat Conte. “Our organization has a strong foundation for growth beginning with Irwin, the leadership team and all Hain Celestial’s employees and partners, who are committed to work with us to achieve our business goals to 2020 and beyond.”

“We thank Steve Smith for all his contributions over the past two years, and we wish him well in all his future endeavors as he pursues other opportunities,” concluded Irwin Simon.

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

The Hain Celestial Group, Inc.
The Hain Celestial Group (NASDAQ: HAIN), headquartered in Lake Success, NY, is a leading organic and natural products company with operations in North America, Europe and India. Hain Celestial participates in many natural categories with well-known brands that include Celestial Seasonings®, Earth’s Best®, Ella’s Kitchen®, Terra®, Garden of Eatin’®, Sensible Portions®, Health Valley®, Arrowhead Mills®, MaraNatha®, SunSpire®, DeBoles®, Casbah®, Rudi’s Organic Bakery®, Gluten Free Café™, Hain Pure Foods®, Spectrum®, Spectrum Essentials®, Walnut Acres Organic®, Imagine®, Almond Dream®, Rice Dream®, Soy Dream®, WestSoy®, The Greek Gods®, BluePrint®, FreeBird®, Plainville Farms®, Empire®, Kosher Valley®, Yves Veggie Cuisine®, Europe’s Best®, Cully & Sully®, New Covent Garden Soup Co.®, Johnson’s Juice Co.®, Farmhouse Fare®, Hartley’s®, Sun-Pat®, Gale’s®, Robertson’s®, Frank Cooper’s®, Linda McCartney®, Lima®, Danival®, Joya®, Natumi®, GG UniqueFiber®, Tilda®, JASON®, Avalon Organics®, Alba Botanica®, Live Clean® and Queen Helene®. Hain Celestial has been providing A Healthier Way of Life™ since 1993. For more information, visit www.hain.com.

Safe Harbor Statement
Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictions based on expectations and projections about future events, and are not statements of historical fact. You can identify forward-looking statements by the use of forward-looking terminology such as “plan”, “continue”, “expect”, “anticipate”, “intend”, “predict”, “project”, “estimate”, “likely”, “believe”, “might”, “seek”, “may”, “potential”, “can”, “should”, “could”, “future” and similar expressions, or the negative of those expressions. These forward-looking statements include the Company’s beliefs or expectations relating to growth trends and distribution opportunities. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the Company’s actual results, levels of activity, performance or achievements of the Company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, general economic and financial market conditions; competition; the Company’s ability to respond to changes and trends in customer and consumer demand, preferences and consumption; the Company’s reliance on third party distributors, manufacturers and suppliers; the consolidation or loss of a significant customer; the Company’s ability to introduce new products and improve existing products; availability and retention of key personnel; the Company’s ability to effectively integrate its acquisitions; the Company’s ability to successfully consummate any proposed divestitures; liabilities arising from potential product recalls, market withdrawals or product liability claims; outbreaks of diseases or food-borne illnesses; potential litigation; the availability of organic and natural ingredients; the Company’s ability to manage its supply chain effectively; changes in fuel, raw material and commodity costs; effects of climate change on the Company’s business and operations; the Company’s ability to offset input cost increases; the interruption, disruption or loss of operations at one or more of the Company’s manufacturing facilities; the loss of one or more of the Company’s independent co-packers; the disruption of the Company’s transportation systems; risks associated with expansion into countries in which the Company has no prior operating experience; risks associated with the Company’s international sales and operations, including foreign currency risks; impairment in the carrying value of the Company’s goodwill or other intangible assets; the Company’s ability to use its trademarks; reputational damage; changes in, or the failure to comply with, governmental laws and regulations; liabilities or claims with respect to environmental matters; the Company’s reliance on independent certification for its products; a breach of security measures; the Company’s reliance on its information technology systems; effects of general global capital and credit market issues on the Company’s liquidity and cost borrowing; potential liabilities not covered by insurance; the ability of joint venture investments to successfully execute business plans; dilution in the value of the Company’s common shares; and the other risks detailed from time-to-time in the Company’s reports filed with the Securities and Exchange Commission, including the annual report on Form 10-K for the fiscal year ended June 30, 2015. As a result of the foregoing and other factors, no assurance can be given as to the future results, levels of activity and achievements of the Company, and neither the Company nor any person assumes responsibility for the accuracy and completeness of these statements.

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com